Form DEF 14A for MOBIUS MANAGEMENT SYSTEMS, INC filed on October 26, 1998

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

        Filed by the Registrant /x/
        Filed by a party other than the Registrant / /

    Check the appropriate box:
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         14a-6(e)(2))
    /x/  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                         Mobius Management Systems, Inc.
       -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       -----------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
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/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
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
                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------





Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Monday, November 23, 1998, in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

To attend the meeting in person, please follow the instructions on page 1.

We look forward to seeing you on the 23rd.

Sincerely yours,

/s/ Mitchell Gross
Mitchell Gross
Chairman of the Board,
Chief Executive Officer &
President

October 26, 1998

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




        Date and Time:
               November 23, 1998, 10 a.m., Local Time

        Place:
               120 Old Post Road
               Rye, New York

        Purpose:
               Elect Two Directors
               Ratify appointment of independent accountants
               Conduct other business if properly raised

        Who may vote:

               Only stockholders of record on October 16, 1998

        Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.



                      /s/ Joseph J. Albracht

                      Joseph J. Albracht
                      Executive Vice President,
                      Chief Operating Officer &
                      Secretary

                      October 26, 1998


--------------------------------------------------------------------------------
                                    IMPORTANT

     Stockholders are requested to DATE, SIGN and MAIL the enclosed proxy. A postage paid envelope is provided.
--------------------------------------------------------------------------------

                         MOBIUS MANAGEMENT SYSTEMS, INC
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




               Table of Contents                                 page
               -----------------                                 ----

               General Information                                  1

               Board of Directors Proposal No. 1
                  Election of Directors                             3

               Director Compensation                                4

               Board Committees                                     4

               Director and Officer Stock Ownership                 5

               Information Concerning Executive
                  Officers                                          7

               Compensation Committee Report on
                 Executive Compensation                             8

               Executive Compensation Tables                        10

               Stock Performance Graph                              12

               Certain Relationships and Related Transactions       13

               Board of Directors Proposal No. 2
                  Ratification of Independent Auditors              14

               Additional Information                               14

GENERAL INFORMATION

Who may vote

Stockholders of Mobius, as recorded in our stock register on October 16, 1998, may vote at the meeting.

How proxies work

Mobius' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for both, either or neither of our director candidates. You may vote for or against the proposal to ratify our Independent Auditors or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of our Independent Auditors and in the proxies' discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Mobius' Secretary in writing at the address under "Questions?" on page 15.

Confidential Voting

Independent   inspectors   count  the  votes.   Your  individual  vote  is  kept
confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Only the votes cast for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person

Only stockholders, their proxy holders and Mobius' guests may attend the meeting.

ELECTION OF DIRECTORS

There are currently five members of the Board of Directors. The Board is divided into three classes with terms expiring, respectively, at the 1998, 1999 and 2000 annual meeting of stockholders. The Board has nominated Edward F. Glassemeyer and Kenneth P. Kopelman, whose terms are expiring, for re-election. All Mobius directors are elected for three-year terms. Personal information on each of our nominees and directors is given below.

The Board oversees the management of the company on your behalf. It reviews Mobius' long-term strategic plans and exercises direct decision-making authority in key areas. The Board chooses the CEO, sets the scope of his authority to manage Mobius' business day to day, and evaluates his performance.

A majority of the Mobius' directors -- including both our nominees -- are not Mobius' employees. Only non-employee directors serve on Mobius' Audit and Compensation committees.

The Board met 6 times last year. Each director attended at least 75% of the aggregate number of meetings of the Board

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends that you vote FOR each of the following candidates:

DIRECTOR NOMINEES FOR A TERM TO EXPIRE IN 2001

Edward F.                       Co-Founder of Oak Investment Partners
Glassemeyer                     (venture capital firm) and its General Partner
Age 57                          since 1978. Holds a B.A. from Princeton
Director since 1997             University and a M.B.A. from the Tuck School
                                at Dartmouth College.

Kenneth P. Kopelman             Partner of Kramer Levin Naftalis & Frankel
Age 47                          LLP(1) (law firm) since 1984.  Attended
Director since 1997             Cornell University (A.B.) and The London
                                School of Economics and received his J.D. from Columbia University School of Law. Serves as a Director of Liz Claiborne, Inc.

-----------------
(1) Kramer Levin has served as legal counsel to Mobius since its founding in 1981.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

Joseph J. Albracht              Co-founder of Mobius. Executive Vice
Age 49                          President and Secretary since 1981, Chief
Director since 1981             Operating Officer since 1996 and Treasurer
                                from 1981 to 1996. Holds a B.S. in operations research and a M.B.A. from Pennsylvania State
                                University.

Peter J. Barris                 General Partner, New Enterprise Associates
Age 46                          (venture capital firm) since 1993.  Holds a B.S.
Director since 1997             in electrical engineering from Northwestern
                                University and a M.B.A. from the Tuck School at Dartmouth College.


DIRECTOR WHOSE TERM EXPIRES IN 2000


Mitchell Gross                  Co-Founder of Mobius. President since 1981
Age 48                          and Chairman of the Board and Chief Executive
Director since 1981             Officer since 1996. Mr. Gross was an officer in
                                the U.S. Navy, serving on nuclear submarines, from 1971-1976. Holds a B.S. in mechanical engineering from Columbia University School of Engineering and Applied Science and a M.B.A. in finance from The Wharton School at the University of Pennsylvania.



DIRECTOR COMPENSATION

Mobius employees receive no extra pay for serving as directors. Non-employee directors are reimbursed for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings. Kramer Levin is paid Mr. Kopelman's standard rates for time Mr. Kopelman devotes to preparation for and attendance at Board meetings.

The Mobius Non-Employee Directors' 1998 Stock Option Plan provides for initial grants, upon a non-employee director's initial election to the Board, of non-qualified stock options to purchase 10,000 shares of common stock, par value $.0001 per share (the "Common Stock ") at the fair market value on the date of the grant. On February 25, 1998, we granted our non-employee directors immediately exercisable options to purchase 10,000 shares of Common Stock at $11.00 per share.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. Each committee reviews the results of its meetings with the full Board. The Board established its committees in February 1998 in connection with Mobius' initial public offering.

The Audit Committee is responsible for accounting and internal control matters. Subject to stockholder and Board approval, the Committee chooses the independent public accountants to audit Mobius' financial statements and reviews the scope, results and costs of the audit with such accountants. The Committee also reviews the financial statements and accounting and control practices of Mobius. The Audit Committee consists of Messrs. Barris, Glassemeyer and Kopelman. The Committee did not meet prior to the June 30, 1998 year end.

The Compensation Committee oversees compensation for Mobius' executives and Board of Directors, including salary, bonus and incentive awards. The Committee is also responsible for administering Mobius' 1996 Stock Incentive Plan, Mobius' 1998 Employee Stock Purchase Plan and Mobius' 1998 Executive Compensation Plan. The Compensation Committee consists of Messrs. Barris and Glassemeyer. The Compensation Committee met one time prior to the June 30, 1998 year end.

DIRECTOR AND OFFICER STOCK OWNERSHIP

These tables show how much Mobius Common Stock each executive officer named in the Summary Compensation Table on page 10, each non-employee director and nominee, and certain stockholders, owned on September 1, 1998.



Name and Address of  Named Executive
Officers, Certain Stockholders and                                       Shares          Percent of
Directors / Nominees                                                     Owned(1)          Class
---------------------                                                    --------          -----


Mitchell Gross(2)
c/o Mobius Management Systems, Inc.
120 Old Post Road
Rye, New York 10580 ..............................................       5,578,500        31.4%

Joseph J. Albracht
c/o Mobius Management Systems, Inc.
120 Old Post Road
Rye, New York 10580...............................................       4,078,500        22.9%

Oak Investment Partners VI, Limited
Partnership(3)
1 Gorham Island
Westport, CT 06880................................................       2,045,500        11.5%

New Enterprise Associates VII L.P.(4)
1911 Freedom Drive
Reston, VA 20190..................................................       1,943,200        10.9%




                                        5

E. Kevin Dahill(5)
c/o Mobius Management Systems, Inc.
120 Old Post Road
Rye, New York 10580...............................................          95,600          *

Karry Kleeman(6)
c/o Mobius Management Systems, Inc.
600 West Fulton Street
Chicago, IL 60661 ................................................         103,002          *

Joseph Tinnerello(7)
c/o Mobius Management Systems, Inc.
600 West Fulton Street
Chicago, IL 60661.................................................         180,000        1.0%

Peter J. Barris(8)
c/o New Enterprise Associates
1911 Freedom Drive
Reston, VA 20190..................................................       1,953,200        11.0%

Edward F. Glassemeyer(9)
c/o Oak Investments
1 Gorham Island
Westport, CT 06880................................................       2,055,500        11.6%

Kenneth P. Kopelman(10)
c/o Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY 10022................................................          11,500          *

All Executive Officers and Directors
as a group (10 persons) ..........................................      14,182,002        78.5%


-------------------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2) Includes 4,100,000 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross and Harriet Gross, the spouse of Mr. Gross, are general partners.
(3) Includes 46,600 shares of Common Stock held by Oak VII Affiliates Fund, Limited Partnership.
(4) Includes 1,700 shares of Common Stock held by NEA Ventures 1997, 27,300 shares held by NEA President's Fund L.P. and 102,300 shares held by New Ventures Partners III L.P.
(5) Includes 54,500 shares issuable pursuant to Currently Exercisable Options. Also includes 500 shares owned by Mr. Dahill's wife and 600 shares owned jointly by Mr. Dahill's wife and mother-in-law. Mr. Dahill disclaims beneficial ownership to such shares.
(6)  Includes 102,002 shares issuable pursuant to Currently Exercisable Options.
(7)  Includes 100,000 shares issuable pursuant to Currently Exercisable Options.
(8) Includes 1,811,900 shares of Common Stock held by New Enterprise Associates VII L.P., 1,700 shares held by NEA Ventures 1997, 27,300 shares held by NEA President's Fund L.P. and 102,300 shares held by New Venture Partners III L.P. Mr. Barris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entities. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.
(9) Includes 1,998,900 shares of Common Stock held by Oak Investment Partners VI, Limited Partnership and 46,600 shares held by Oak VI Affiliates Fund, Limited Partnership. Mr. Glassemeyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entities. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.
(10) Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman's wife, as trustee, for Mr. Kopelman's three minor children. Mr. Kopelman disclaims beneficial ownership to such shares. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.


INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of Mobius as of the date of this Proxy Statement are identified below. Personal information on Mitchell Gross and Joseph J. Albracht is given above. Executive officers are elected by the Board and serve until the next meeting of the Board following the annual meeting of stockholders and until their successors have been duly executed and qualified.

Name                         Position
----                         --------

Mitchell Gross               Chairman of the Board, Chief Executive Officer
                             and President

Joseph J. Albracht           Executive Vice President, Chief Operating Officer
                             and Secretary

E. Kevin Dahill

                             Vice President, Finance, Chief Financial Officer and Treasurer since 1996. Prior to joining Mobius, was employed by Electronic Information Services from 1991 to 1996, where he held a variety of management positions, including President from 1995 to 1996, Chief Operating Officer from 1994 to 1996 and Senior Vice President, Finance and Chief Financial Officer from 1991 to 1994. Holds a B.S. in mechanical engineering from the University of Notre Dame, a M.S. in mechanical engineering from the Georgia Institute of Technology and a M.S. in management from the Massachusetts Institute of Technology.

Karry Kleeman

                             Vice President, Sales since 1997. Joined Mobius in 1990 and served as National Sales Manager from 1995 to 1997 and Regional Manager from 1992 to 1995. Holds a B.A. in marketing from Elmhurst College.

Robert Lawrence

                             Vice President, Product Engineering since 1992. Joined Mobius in 1985. Holds a B.S. in physics from the University of Massachusetts.

Mario Pelleschi

                             Vice President, Sales (Europe, Middle East and Africa) since 1998. Prior to joining Mobius, was employed by Computer Associates from 1981 to 1997, initially as a Branch Manager, and as Managing Director of the following subsidiaries:
                             Switzerland, 1981 to 1985;

                             Brazil, 1985 to 1987; Germany 1987 to 1995; and France, 1995 to 1997. Holds a Swiss Federal Degree in Electronic Engineering.

Joseph Tinnerello

                             Vice President, Business Development since January, 1998. Joined Mobius in 1990 and served as Vice President, Sales from 1995 to 1997. Following a personal leave of absence, left Mobius from October 1997 through January 1998. From 1988 to 1989, served as a Regional Manager with Legent Software prior to its acquisition by Computer Associates.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee, which during fiscal 1998 consisted of Messrs. Barris and Glassemeyer: (i) reviews and approves the compensation of Mobius' CEO and President; (ii) approves the general policies applicable to salaries and bonuses for the other executive officers and reviews and acts on bonuses for those officers; and (iii) makes recommendations to the full Board and senior management with respect to the adoption and administration of Mobius' compensation programs.

Our executive compensation program is designed to attract, retain, motivate and reward the management talent our company needs to achieve its business goals and maintain its leadership in the increasingly competitive environment of enterprise software products.

The three major components of our compensation program are salary, annual bonus and stock options.

The salary and bonus components of Mobius' executive compensation are designed to facilitate the fulfillment of the following objectives: (i) keeping competent management; (ii) rewarding management for the achievement of short and long term accomplishments; (iii) aligning the interests of management with the interests of Mobius' stockholders; and (iv) relating executive compensation to the achievement of our goals and financial performance.

Salary

We base salary on an executive's knowledge, skills and level of responsibility as well as the economic and business conditions affecting Mobius. Other factors we consider are: (i) competitive positioning (comparing Mobius' salary structure with salaries paid by other companies); (ii) Mobius' own business performance; and (iii) general economic factors.

Annual Bonus

We give our executives annual bonuses to provide an incentive and reward for short-term financial success and long-term Company growth. Annual bonuses link compensation in significant part to Mobius' financial performance and is determined solely by the Compensation Committee.

Stock Options

We use stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by the following factors: (i) number of stock options previously granted to an executive; (ii) the executive's remaining options exercisable; and (iii) the value of those remaining stock options, as compared to the anticipated value that an executive will add to Mobius in the future.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan, which will commence in fiscal 1999, will provide employees who wish to acquire our common stock with the opportunity to purchase Mobius shares with a convenient way of doing so by accumulated payroll deductions. We believe that employee participation in ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

Compensation of the Chief Executive Officer

Mr. Gross is one of the founders of Mobius. He beneficially owns approximately 5,578,500 shares of Common Stock constituting approximately 31% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and Mobius has not considered it sensible to relate Mr. Gross's compensation to Mobius' performance through long-term stock incentives such as restricted stock or stock options. Mr. Gross's compensation package consists primarily of salary and bonus. The levels of his salary and bonus are established in Mr. Gross's employment agreement. The members of the Compensation Committee believe that Mr. Gross continues to be significantly responsible for Mobius' success.


                      Peter J. Barris
                      Edward F. Glassemeyer

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of Mobius' CEO and the four other most highly paid executives.

SUMMARY COMPENSATION TABLE


                                                      Annual Compensation(1)
                                                      ----------------------

                                                                       All Other Annual      All Other
                                 Year        Salary        Bonus       Compensation (2)    Compensation(3)
Name and Principal Position      ----        ------        -----       ----------------    ---------------

Mitchell Gross
  Chairman of the Board,         1998       $200,000       $150,335           --              $46,050
  Chief Executive Officer and    1997        200,000        150,151           --               62,349
  President                      1996        187,000        150,000           --                6,267

Joseph J. Albracht               1998        200,000        150,388           --               30,458
  Executive Vice President       1997        200,000        150,366           --               46,134
  Chief Operating Officer        1996        187,000        150,000           --                6,867
  and Secretary

Karry Kleeman                    1998        127,888         80,130        $272,400                --
  Vice President, Sales          1997         90,000         10,324         430,828                --
                                 1996         90,169        113,800         140,203                --

E. Kevin Dahill                  1998        158,750         71,019           --                   --
  Vice President, Finance,       1997       87,500(4)        25,477           --                   --
  Chief Financial Officer and    1996             --             --           --                   --
  Treasurer

Joseph Tinnerello(5)             1998        139,417             --       250,750(6)               --
  Vice President, Business       1997        125,000         75,366        309,016                 --
  Development                    1996        123,750         75,195        179,401                195


--------------------------
(1) In accordance with the rules of the Securities and Exchange Commission ("SEC"), other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the named executive officer for such year.
(2) Consists of sales commissions.
(3) Includes premiums on insurance added to compensation. Also includes the grossed up amount to cover taxes.
(4) Mr. Dahill joined Mobius in December, 1996; the amounts presented are for the seven-month period ended June 30, 1998.
(5) Mr. Tinnerello was not employed by Mobius from October 1, 1997 to January 15, 1998.
(6) Includes $160,000 advance against future commissions. See "Certain Relationships and Related Transactions - Relationship with Mr. Tinnerello."

OPTIONS GRANTS IN LAST FISCAL YEAR


                                                                          Potential Realizable Value
                                                                           at Assumed Annual Rates
                                                                                      of
                                                                           Stock Price Appreciation
                                      Individual Grants                      for Option Term (3)
                                      -----------------                      -------------------

                                     % of Total
                     Number of       Options
                    Securities        Granted to
                    Underlying       Employees in       Exercise
                      Options         Last Fiscal        Price        Expiration
                     Granted          Year (2)         ($/Share)         Date         5%            10%
                     -------          --------         ---------         ----         --            ---


Name
----

Karry Kleeman         170,000          14.0%            $5.28         7/31/07      $564,496    $1,430,543

Joseph Tinnerello     100,000           8.2%            $6.94         9/30/07      $436,453    $1,106,057
                      180,000          14.8%          $9.68(3)        1/15/08     $2,330,014   $4,761,431


------------------
(1) In fiscal 1998, Mobius granted employees options to purchase an aggregate of 1,218,500 shares of Common Stock.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent Mobius' estimate or projection of Mobius' future Common Stock prices. The amounts represent certain assumed rates of appreciation in the value of Mobius' Common Stock from the fair value on the date of the grant. Actual gains, if any, will depend on stock market conditions.
    The amounts reflected in the table may not necessarily be achieved.
(3) Based on events occurring after the grant of these options, Mobius subsequently determined that these options were granted at exercise prices below the fair market value of $14.00 per share.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES


                        Shares                          Number of Securities       Value of Unexercised in-the-
                     Acquired on        Value          Underlying Unexercised        Money Options at Fiscal
Name                  Exercise       Realized ($)   Options at Fiscal Year-End            Year-End ($)(1)
----                  ---------      ------------   ---------------------------           ---------------

                                                     Exercisable    Unexercisable   Exercisable   Unexercisable

E. Kevin Dahill           --              --           81,000         189,000      $1,113,750       $2,598,750

Karry Kleeman             --              --           51,000         289,000        $701,250       $3,288,650

Joseph Tinnerello       80,000         $655,200        100,000        180,000        $806,000        $925,200


------------------
(1) Based on the closing sale price on the Nasdaq National Market of the Common Stock on June 30, 1998 of $15.00.

STOCK PERFORMANCE GRAPH

    The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on April 27, 1998 (the date we completed our initial public offering) in each of the Common Stock of Mobius (at the initial public offering price of $14.50 per share), Goldman Sachs Technology Software Index (a published industry index), and the Nasdaq Composite (a broad market index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.


                      April 28, 1998        April 30, 1998        May 29, 1998          June 30, 1998
                      --------------        --------------        ------------          -------------

Mobius                $100                  $127.58               $97.41                $103.44

Goldman Sachs         $100                  $102.25               $95.60                $108.45
Technology
Software Index

Nasdaq                $100                  $102.64               $97.72                $104.08
Composite


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship With Kramer Levin Naftalis & Frankel LLP

Since 1981 we have engaged, and we plan to continue to engage, the Kramer Levin law firm to provide us with legal counsel. Mr. Kopelman, a member of our Board, is also a partner of Kramer Levin. We believe that fees charged by Kramer Levin are at rates and on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Relationship With Mr. Tinnerello

Following a personal leave, on September 30, 1997, we entered into a severance agreement with Mr. Joseph Tinnerello, presently Mobius' Vice President, Business Development, pursuant to which Mr. Tinnerello left our employment on October 1, 1997 and agreed to certain non-competition and non-solicitation restrictions in consideration for (i) the acceleration of 80,000 options to purchase shares of our common stock previously granted to him and (ii) the grant of 100,000 new options to purchase shares of our common stock at an exercise price equal to the fair market value of the shares at the time of the grant. Due to his termination and the terms of Mobius' 1996 Employee Stock Incentive Plan, Mr. Tinnerello forfeited 640,000 options to purchase shares of common stock that were previously granted to him in November, 1996. On December 26, 1997, Mr.
Tinnerello agreed to return to Mobius effective January 15, 1998. On December 28, 1997, we agreed to advance $160,000 to Mr. Tinnerello against future commissions. Such monies (net of applicable taxes) were used by Mr. Tinnerello to exercise options to purchase 80,000 shares of common stock. On January 15, 1998, we granted Mr. Tinnerello options to purchase 180,000 shares of common stock in accordance with and on terms similar to, our standard hiring practices.

Agreements With Employees

In February, 1998, we entered into employment agreements with each of Messrs. Gross and Albracht providing for the employment of Mr. Gross as our Chairman of the Board, Chief Executive Officer and President and Mr. Albracht as our Executive Vice President and Chief Operating Officer. Each employment agreement provides for a three-year term ending on April 27, 20001, the third anniversary of our initial public offering. Each provides for an annual base salary of not less than $200,000 as well as an annual bonus based upon our performance in an amount determined solely by the Compensation Committee of the Board. Each agreement also prohibits the executive from using the confidential information of Mobius for a period of three years following the termination of his employment (two years if he is terminated other than for cause (as defined therein)) and contains a non-competition covenant pursuant to which the executive is prohibited from competing with Mobius during his employment with Mobius and for two years thereafter (one year if he is terminated other than for cause). The agreements further provide that in the event that employment is terminated by Mobius without cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled to receive (i) his accrued but unpaid base salary and bonus through April 27, 2001; (ii) coverages substantially identical to those provided immediately prior to the termination for twelve months following April 27, 2001; and (iii) an aggregate amount, payable in equal semi-monthly installments over a one-year period following April 27, 2001, equal to the aggregate of what his base salary would have been for said period plus his maximum bonus for such period, but not less than his highest annual bonus during the preceding five years. In the event of death or disability of the executive, we will continue to make base salary payments to the executive or his estate for twelve months following such death or disability.


Compensation Committee Interlocks And Insider Participation

The current members of our Board's Compensation Committee are Messrs. Barris and Glassemeyer. There are no compensation committee interlocks which are required to be disclosed by applicable SEC rules. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.


PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed KPMG Peat Marwick LLP to audit our financial statements for fiscal 1999. Ratification of the auditors requires the favorable vote of a majority of the votes cast. We are asking you to ratify that appointment.

KPMG has been Mobius' independent accounting firm since our fiscal year ended June 30, 1992, and we believe they are well qualified for the job. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

The Board recommends you vote FOR this proposal.


ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

People with disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

Outstanding shares

On October 16, 1998, 17,787,150 shares of common stock were outstanding. Each share has one vote.

How we solicit proxies

In addition to mailing, Mobius employees may solicit proxies personally, electronically, or by telephone. Mobius pays the costs of soliciting this proxy.

Stockholder proposals for next year

The deadline for stockholder proposals to be included in our proxy statement for next year's annual meeting is June 30, 1999. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before September 13, 1999. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Secretary will provide detailed instructions for submitting proposals.

Questions?

If you have questions or need more information about the annual meeting, write to:

        Investor Relations
        Mobius Management Systems, Inc.
        120 Old Post Road
        Rye, NY 10580

        or call us at (914) 921-7200

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 23, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Mitchell Gross and Joseph J. Albracht, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on November 23, 1998, at 10 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated October 26, 1998, accompanying the notice of said meeting:


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------
^  FOLD AND DETACH HERE  ^

/ X / PLEASE MARK
      YOUR VOTES AS
      INDICATED IN
      THIS EXAMPLE

1.  ELECTION OF DIRECTORS

FOR all nominees  /     /

WITHHOLD AUTHORITY to vote for all nominees  /    /


FOR all nominees except:_________________  /    /

E. Glassemeyer and K. Kopelman

2. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP

            FOR       AGAINST      ABSTAIN
           /    /     /    /         /   /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED OCTOBER, 26 1998 AND THE ANNUAL REPORT FOR THE YEAR 1998.

I plan to attend the meeting           /    /

I do not plan to attend the meeting   /    /


Signature(s)_________________________________________ Dated __________, 1998

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



 ------------------------------------------------------------------------------
                        ^  FOLD AND DETACH HERE  ^

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100






       FAX

  (212) 715-8000
      -----

WRITER'S DIRECT NUMBER

  (212) 715-9466

                                October 26, 1998




VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

                    Re:     Mobius Management Systems, Inc. Form DEF
                            14A
                            ----------------------------------------

Dear Ladies and Gentlemen:

               On behalf of Mobius Management Systems, Inc. (the "Company"), we hereby electronically submit for filing with the Securities and Exchange Commission (the "Commission"), via EDGAR the above referenced document.

               If you have any  questions,  please  contact the  undersigned  at
(212) 715-9466. Thank you.


                                            Sincerely,

                                            /s/ Jennifer G. Ross
                                            ---------------------
                                                Jennifer G. Ross


cc:     Mobius Management Systems, Inc.
        Kenneth P. Kopelman, Esq.






                                        1